Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
February 1, 2007	Sr. Vice President - Strategic Planning & Investor Relations
770-206-4237
mzakas@muellerwp.com

Media Contact: Katrina Blauvelt
Director - Corporate Communications & Public Affairs
770-206-4240
kblauvelt@muellerwp.com

MUELLER WATER PRODUCTS ANNOUNCES FIRST QUARTER 2007 RESULTS

-   Earnings of $0.15 per Diluted Share Reported in First Quarter   -

-   Strong Operating Margin Performance   -

-   Synergy Plan Achieves Annual Run Rate of $41 Million   -

(ATLANTA)  — Mueller Water Products, Inc. (NYSE: MWA, MWA.B) today reported earnings of $17.0 million, or $0.15 per diluted share for its first quarter ended Dec. 31, 2006, compared with a loss of $48.8 million and a loss of $0.57 per diluted share in the first quarter last year. In first quarter fiscal 2006, results included certain acquisition and plant closure costs aggregating $98.4 million.  Net sales for the first quarter were $411.9 million compared to $480.4 million last year.  Prior year results include revenues of approximately $30 million from increased demand for ductile iron pipe caused by Hurricane Katrina.

“Our aggressive implementation of our synergy plan and operational flexibility enabled us to deliver margins comparable with previous operating performance despite a decline in revenues,” said Chairman, President and CEO Gregory E. Hyland. “I am pleased with how we demonstrated our ability to respond to difficult market conditions. We are well-positioned to benefit from future increases in demand for our water infrastructure products. In fact, our bookings recovered towards the end of the quarter and increased in January year-over-year.”

Operating Results

Consolidated net sales for the first quarter were $411.9 million, compared to $480.4 million versus the same period last year. Declines in the residential housing market contributed to lower revenues, but the resulting decline in volumes was partially offset by product price increases.

Operating income for the quarter totaled $49.0 million, compared to a loss of $39.5 million in the first quarter fiscal 2006.  Prior-year results include expenses of $40.0 million to close the U.S. Pipe Chattanooga, Tenn., valve and hydrant plant, and $46.2 million and $12.2 million of acquisition related inventory step-up charges at Mueller Co. and Anvil, respectively. Excluding these items, operating income for last year’s first quarter was $58.9 million.  The current period decrease in operating income of $9.9 million was due to lower volumes across the water infrastructure products of Mueller Co. and U.S. Pipe, which was partially offset by selling price

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increases implemented during the last twelve months primarily in response to higher raw material costs.

Adjusted EBITDA (see non-GAAP measures disclosure below) for the quarter ended Dec. 31, 2006 totaled $73.4 million versus $82.7 million for the same period last year. However, the Adjusted EBITDA margin was 17.8 percent, slightly higher than prior-year results. These stable margins, despite the decrease in volume in our water infrastructure products, were primarily the result of reducing fixed costs through the Company’s synergy plan and higher pricing.

Synergy Implementation Plan

The Company continues to execute its synergy implementation plan ahead of schedule. The synergy plan is expected to achieve run rate operating income improvements at the high end of the previously announced range of $40 to $50 million early in fiscal 2008. Through December 31, 2006, the Company already has achieved run rate synergy benefits of approximately $41 million.

Segment Results
Mueller Co. Segment

For the quarter, the Mueller Co. segment reported revenues of $167.1 million compared to $180.4 million in the first quarter last year. Operating income was $35.7 million, compared to a loss of $3.8 million in last year’s first quarter.  Excluding the prior year acquisition-related inventory charges of $46.2 million, operating income decreased $6.7 million. Volume decreased during the quarter principally due to the decline in the residential construction market. The mix of products sold also resulted in lower revenue and operating income compared to last year.  Revenue and operating income declines were partially offset by the effects of price increases implemented during the last twelve months. Additionally, the current period includes revenue and operating income related to the U.S. Pipe valve and hydrant product lines that were transferred to the Mueller Co. segment on January 1, 2006.

U.S. Pipe Segment

Revenues for the current period were $117.4 million versus $171.1 million for the same period last year. Prior year results included approximately $30 million of revenues related to the temporary substitution of ductile iron pipe for PVC pipe due to Hurricane Katrina and approximately $14 million of revenues from U.S. Pipe-branded valves and hydrants that were transferred to the Mueller Co. segment on January 1, 2006.  Excluding these items, revenues were down $9.7 million due to a decrease in volume, partially offset by higher selling prices and an improved product mix.  The improvement is the result of a focused strategy to emphasize and sell higher margin value-added products, which enabled us to maintain margins despite lower volumes.

U.S. Pipe operating income was $7.2 million, compared to a loss of $27.8 million in the prior period, which included $40.0 million of closure costs related to the Chattanooga valve and hydrant plant.  Also, first quarter fiscal 2006 operating income included benefits from valve and hydrant sales and increased volume associated with Hurricane Katrina.

Anvil Segment

Revenues were $133.6 million as compared to $132.8 million for the same period last year. Revenues were consistent with last year as modest price increases were partially offset by slight volume declines.

Operating income was $13.0 million versus a loss of $1.5 million during last year’s first quarter. Excluding the prior year acquisition-related inventory charges of $12.2 million, operating income increased $2.3 million, primarily due to higher pricing and approximately $1.2 million of dumping duty proceeds awarded by the federal government.

Interest Expense

Net interest expense for the current quarter was $20.4 million, down $11.8 million from the prior-year due to lower debt levels. The Company used net cash proceeds from the initial public offering in June 2006 to pay down debt.

Use of Non-GAAP Measures

Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, acquisition related adjustments such as the cost of the closure of the U.S. Pipe Chattanooga facility and adjustments made as a result of the acquisition to increase the manufactured cost of acquired inventory to fair value. The Company presents Adjusted EBITDA because we consider it an important supplemental measure of performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, substantially all of which present Adjusted EBITDA when reporting their results.

In addition, the credit agreement uses EBITDA (with additional adjustments) to measure compliance with covenants, such as interest coverage and debt incurrence.

A form of EBITDA also is widely used by the Company and others in its industry to evaluate and price potential acquisition candidates.

Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP.

Conference Call Web cast

Mueller Water Products Chairman, President and CEO Greg Hyland and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live Web cast to be held on Friday, Feb. 2, 2007, at 9 a.m. EST. To listen to the event live or in archive, visit the Company Web site at www.muellerwaterproducts.com.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With revenues of approximately $1.9 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 7,000 people. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products, Inc. to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for our products, changes in raw material pricing, labor, equipment and transportation costs, changes in customer orders, pricing actions by the Company’s competitors, changes in law, the inability to successfully integrate an acquired business, and general changes in economic conditions. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

- MWA -

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in millions)

	December 31,	September 30
	2006	2006
Assets
Cash and cash equivalents	$71.5	$81.4
Receivables, net of allowance for doubtful accounts of $4.8 million at December 31, 2006 and September 30, 2006	252.2	322.9
Inventories	491.5	454.6
Deferred income taxes	42.5	42.6
Prepaid expenses	35.8	33.7
Total current assets	893.5	935.2
Property, plant and equipment, net	338.8	337.0
Deferred financing fees	13.9	14.6
Identifiable intangibles, net	828.3	835.4
Goodwill	865.1	865.5
Other long-term assets	2.4	2.2
Total assets	$2,942.0	$2,989.9

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$9.0	$9.0
Accounts payable	91.7	129.9
Accrued expenses and other current liabilities	92.6	116.3
Total current liabilities	193.3	255.2
Long-term debt	1,118.8	1,118.3
Accrued pension liability, net	45.2	43.7
Accumulated postretirement benefits obligation	45.5	46.3
Deferred income taxes	276.5	278.5
Other long-term liabilities	20.8	20.9
Total liabilities	1,700.1	1,762.9

Common stock, $0.01 par value per share:
Class A—400,000,000 shares authorized and 28,781,235 shares issued	0.3	0.3
Class B—200,000,000 shares authorized and 85,844,920 shares issued	0.8	0.8
Capital in excess of par value	1,418.0	1,417.5
Accumulated deficit	(156.0)	(173.0)
Accumulated other comprehensive loss	(21.2)	(18.6)
Total shareholders’ equity	1,241.9	1,227.0
Total liabilities and shareholders’ equity	$2,942.0	$2,989.9

MUELLER WATER PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended December 31,
	2006	2005
	(dollars in millions, except per share amounts)

Net sales	$411.9	$480.4
Cost of sales	304.2	436.9
Gross profit	107.7	43.5
Operating expenses:
Selling, general and administrative	57.1	57.1
Related party corporate charges	1.6	1.8
Facility rationalization, restructuring and related costs	—	24.1
Total operating expenses	58.7	83.0
Income (loss) from operations	49.0	(39.5)
Interest expense, net of interest income	20.4	32.2
Income (loss) before income taxes	28.6	(71.7)
Income tax expense (benefit)	11.6	(22.9)
Net income (loss)	$17.0	$(48.8)

Basic and diluted income (loss) per share	$0.15	$(0.57)
Basic shares	114,615,970	85,844,920
Diluted shares	114,634,685	85,844,920

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2006

(UNAUDITED)

(dollars in millions)

	Common Stock	Capital in Excess of Par Value	Accumulated Deficit	Comprehensive Income	Accumulated Other Comprehensive Loss	Total
Balance at September 30, 2006	$1.1	$1,417.5	$(173.0)	$—	$(18.6)	$1,227.0
Cash dividend paid, $0.0175 per share		(2.0)				(2.0)
Share-based compensation		2.5				2.5
Comprehensive income
Net income			17.0	17.0		17.0
Foreign currency translation adjustments				(2.6)	(2.6)	(2.6)
Comprehensive income				$14.4
Balance at December 31, 2006	$1.1	$1,418.0	$(156.0)		$(21.2)	$1,241.9

MUELLER WATER PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months
	ended December 31,
	2006	2005
	(dollars in millions)
OPERATING ACTIVITIES
Net income (loss)	$17.0	$(48.8)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	17.3	17.2
Amortization of intangibles	7.1	6.6
Amortization of deferred financing fees	0.7	1.2
Accretion on debt	2.7	3.3
Share-based compensation expense	2.5	—
Impairments of property, plant and equipment	—	19.2
Credit for deferred income taxes	(1.8)	(25.8)
Other, net	(1.5)	(0.8)
Changes in assets and liabilities, net of the effects of acquisitions:
Receivables	72.2	28.9
Inventories	(38.0)	91.2
Prepaid expenses	(2.2)	1.0
Other non-current assets	0.3	—
Pension and other long-term liabilities	—	(4.4)
Accounts payable	(28.6)	(0.8)
Accrued expenses and other current liabilities	(23.8)	(13.1)
Net cash provided by operating activities	23.9	74.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(20.0)	(16.0)
Decrease in amounts due to Walter	—	(20.0)
Net cash used in investing activities	(20.0)	(36.0)
FINANCING ACTIVITIES
(Decrease) increase in dollar value of bank checks outstanding	(10.0)	0.6
Proceeds from short-term borrowings	—	55.9
Retirement of short-term debt	—	(55.9)
Proceeds from long-term debt	—	1,050.0
Retirement of long-term debt	(2.2)	(615.3)
Payment of deferred financing fees	—	(21.6)
Dividend to shareholders	(2.0)	(444.5)
Dividend to Walter for acquisition costs	—	(12.0)
Walter contribution of Predecessor Mueller’s cash	—	76.3
Net cash (used in) provided by financing activities	(14.2)	33.5
Effect of exchange rates on cash	0.4	—
Net (decrease) increase in cash and cash equivalents	(9.9)	72.4
Cash and cash equivalents at beginning of period	81.4	—
Cash and cash equivalents at end of period	$71.5	$72.4

Schedule of non-cash investing and financing activities:

On October 3, 2005, the Company’s former parent, Walter Industries, purchased all the outstanding common stock of Predecessor Mueller.

(dollars in millions)
Contribution of Predecessor Mueller by Walter	$932.9
Less: Cash of Predecessor Mueller received	(76.3)
Total net assets received excluding cash	$856.6

Subsequent to the acquisition, Walter Industries forgave an intercompany receivable from U.S. Pipe of $443.6 million.

MUELLER WATER PRODUCTS, INC.

REPORTED GAAP RESULTS

(UNAUDITED)

(dollars in millions)

	Three months
	ended December 31,
	2006	2005
Net Sales
Mueller Co.	$167.1	$180.4
U.S. Pipe	117.4	171.1
Anvil	133.6	132.8
Consolidating Adjustments	(6.2)	(3.9)
Total	$411.9	$480.4

Operating Income (Loss)
Mueller Co.	$35.7	$(3.8)
U.S. Pipe	7.2	(27.8)
Anvil	13.0	(1.5)
Corporate	(6.9)	(6.4)
Total	$49.0	$(39.5)

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months
	ended December 31,
	2006	2005
Reported Operating Income (Loss)
Mueller Co.	$35.7	$(3.8)
U.S. Pipe	7.2	(27.8)
Anvil	13.0	(1.5)
Corporate	(6.9)	(6.4)
	$49.0	$(39.5)
Depreciation
Mueller Co.	$6.5	$6.1
U.S. Pipe	5.5	6.3
Anvil	5.0	4.7
Corporate	0.3	0.1
	$17.3	$17.2
Intangible Amortization
Mueller Co.	$6.2	$5.9
Anvil	0.9	0.7
	$7.1	$6.6
Unusual Adjustments
Mueller Co. Inventory Step-Up	$—	$46.2
US Pipe Chattanooga Plant Closure Costs	—	40.0
Anvil Inventory Step-Up	—	12.2
	$—	$52.2
Adjusted EBITDA
Mueller Co.	$48.4	$54.4
U.S. Pipe	12.7	18.5
Anvil	18.9	16.1
Corporate	(6.6)	(6.3)
	$73.4	$82.7

Reported operating income (loss)	$49.0	$(39.5)
Interest expense, net of interest income	20.4	32.2
Income tax expense (benefit)	11.6	(22.9)
Net income (loss)	$17.0	$(48.8)

MUELLER WATER PRODUCTS, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(UNAUDITED)

(dollars in millions)

	Three months
	ended December 31,
	2006	2005
Adjusted EBITDA	$73.4	$82.7
Adjustments:
Depreciation	(17.3)	(17.2)
Amortization of intangibles	(7.1)	(6.6)
Closure of U.S. Pipe Chattanooga facility	—	(40.0)
Inventory step-up	—	(58.4)
Interest expense, net of interest income	20.4	32.2
Income tax expense (benefit)	11.6	(22.9)
Net income	$17.0	$(48.8)